EXHIBIT 10.1

Funding Agreement

AGREEMENT made this April 18, 2014, by and between:

Oro East Mining, Inc. (OTC: OROE), 7817 Oakport Street, Suite 205, Oakland, California 94621, hereinafter referred to as OROE

AND

Wall Street Equities Ltd, Office 23, CNN Building, Media City, Dubai, United Arab Emirates, hereinafter referred to as FUNDER

WHEREAS, OROE is a mining company and is producing gold concentrate in California,

WHEREAS, FUNDER is a company with the ability to raise capital for OROE.

WHEREAS, OROE desires to engage FUNDER to raise capital and FUNDER desires to facilitate the raise of capital under the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed by the parties hereto as follows:

CLAUSE 1:                     DEFINITION

In this contract, the following terms shall, unless otherwise specifically defined, have the following meanings:

"U.S. Currency" means the currency of the United States of America freely transferable from and payable to an external account.

CLAUSE 2:                     BOND ISSUE

OROE desires to issue $100 million in convertible bonds at an annual interest rate of 6% to 12.5%. The convertible bond shall be for a period of 10 years. The sales of these bonds shall be over a period of 90 days, and it is envisaged that $60 million bond sales shall be concluded within this 90 days from the date of the agreement.

CLAUSE 3:                     SHARES ISSUE AS PAYMENT TO FUNDER

As the payment for the services rendered to OROE by the FUNDER, OROE shall issue 1.3 million restricted common shares as allowed by law, and 5.5 million restricted common shares to the FUNDER. The issues of these shares shall be at zero cost to the FUNDER. The restricted shares shall become tradable in 6 months after its issue.

All the unrestricted and restricted shares shall be issued to Attorney Nehmeh Trust Account which will manage the distribution of said shares to various parties.

CLAUSE 4:                     FEES

OROE shall pay $45,000.00 as administrative fees to the FUNDER. $35,000.00 shall be for the FUNDER as administrative cost to prepare the documentations for raising capital, and $10,000.00 shall be for the consultancy fees to Attorney Nehmeh.

This payment shall be made by bank wire transfer to Attorney Joanne C Nehmeh Trust Account as follows:

ACCOUNT NAME: JOANNE C.  NEHMEH

ADDRESS: 18100 KOVACS DR. #5, HUNTINGTON BEACH, CA 92648

BANK NAME: WELLS FARGO BANK, SAN FRANCISCO, CA

ACCOUNT NUMBER: 6939565922

ROUTING NUMBER:  121000248

SWIFT CODE: WFBIUS6S

TEL: 1 714 472 9321

CLAUSE 5:                     WAIVER

Attorney M. Nehmeh is an active member of the California State Bar and may be familiar with one or more parties to this agreement. Each party in this Agreement should consult their own private attorney prior to entering into this contract. Either party may cancel this Agreement within 3 days. Each party to this Agreement agrees to waive any conflict of interest and agree to hold attorney M. Nehmeh harmless.

CLAUSE 6:                     PERFORMANCE BY FUNDER

FUNDER agrees that all the unrestricted and restricted common shares issued by OROE as payments to FUNDER shall be reverted back to OROE or shall be canceled if FUNDER is not successful in raising $60 million by the sales of the Bond issue within 120 days after the execution of this Agreement. However, the administrative fees paid by wire transfer is nonrefundable.

CLAUSE 7:                     PROMPT ACTIONS BY OROE

OROE agrees to promptly provide the necessary documentations and paper work needed to do the bond issues and shall promptly issue the common shares as stated in Clause 3.

CLAUSE 8:                     USE OF BOND FUNDS

OROE desires that the $60 million of the raised capital shall be used for mining operational use. Part of the funds shall be used to purchase new machineries and equipment and new production lines to increase the gold concentrate outputs at the Carson Hill operation.

CLAUSE 9                      NOTICE

All notice given under this contract shall be given or confirmed in writing or via email, and shall be addressed to the parties at the addresses set forth below or at such other addresses as each party may from time to time notify the other.

Notice shall be served by email or facsimile and shall be deemed to be received upon actual receipt of the email or when well received by recipient's facsimile. Confirmation of notice shall be sent by airmail and email. A notice with respect to any change of address shall effective only when actually received.

CLAUSE 10                    ASSIGNMENT

Neither party may without the prior written consent of the other assign this contract or any of its right or obligations hereunder to any third party. Any such purported assignment shall be avoided.

CLAUSE 11                    ENTIRE CONTRACT AND MODIFICATION

Any modifications of this contract shall not be made except by written agreement between the parties.

CLAUSE 12                    GOVERNING LAW

This contract shall be governed by and construed in accordance with the laws of Hong Kong.  In case of any litigation, the prevailing party shall recover all its attorney fees, legal and court costs.

CLAUSE 13                    VALIDATION AND ALTERATION

This Agreement shall become effective when the duly authorized representatives of OROE and FUNDER sign and seal thereon. Any change, modification in or addition to the terms and conditions of this Contract shall become effective when sign and seal by OROE and FUNDER in writing.

Oro East Mining, Inc.

Authorized Signature

/s/ Tian Q. Chen

Name: Tian Q. Chen
Position: Chief Executive Officer
Date: April 18, 2014

Wall Street Equities Ltd.

Authorized Signature

/s/ Mark Sutter

Name: Mark A. Sutter
Position: President & CEO
Date: April 18, 2014